U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SPHERIX INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-0849320
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	Not applicable
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights
(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is hereby made to the Registration Statement on Form 8-A filed by Spherix Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on January 30, 2013 (the “Registration Statement”), relating to the Rights Agreement, dated as of January 1, 2013 (the “Rights Agreement”) between the Company and Equity Stock Transfer, LLC, as Rights Agent. Such Registration Statement is hereby incorporated herein by reference.

Effective July 15, 2016, the Company replaced Equity Stock Transfer, LLC with Transfer Online Inc as Rights Agent.

On June 9, 2017, the Company and the Rights Agent amended and restated the Rights Agreement (the “A&R Rights Agreement”), to extend the expiration date of the rights contained therein from December 31, 2017 to December 31, 2020.

The foregoing summary of the A&R Rights Agreement is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 to the Company’s Form 8-K, filed with the SEC on June 9, 2017, and is incorporated herein by reference. A copy of the original Rights Agreement (incorporated herein by reference as Exhibit 4.2) and a summary of its material terms were filed with the SEC on Form 8-K/A on October 21, 2013, and a copy of the Assignment and Assumption of Rights Agreement appointing Transfer Online Inc. as Rights Agent (incorporated herein by reference as Exhibit 4.3) and a summary of its material terms were filed with the SEC on Form 8-K on June 21, 2016.

Item 2.   Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
4.1	Amended and Restated Rights Agreement, dated June 9, 2017, by and between Spherix Incorporated and Transfer Online Inc. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2017).

4.2	Rights Agreement, dated January 1, 2013, by and between Spherix Incorporated and Equity Stock Transfer LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on January 30, 2013).

4.3	Assignment and Assumption of Rights Agreement, dated as of June 16, 2016, by and between Spherix Incorporated and Transfer Online Inc. (incorporated by reference to Form 8-K filed June 21, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Anthony Hayes
Chief Executive Officer

Dated: June 12, 2017